Exhibit 99.1

Form of Proxy

i Please detach along perforated line and mail in the envelope provided. i

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VIGNETTE CORPORATION

The undersigned hereby appoints Michael A. Aviles and Bryce M. Johnson, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of common stock of Vignette Corporation (“Vignette”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of Vignette to be held at 9:00 a.m. local time at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas 78701, on July 21, 2009, and at any adjournment or postponement thereof, (1) as herein specified upon the proposals listed above and as more particularly described in the proxy statement/prospectus of Vignette for the special meeting, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of the Stockholders and the proxy statement/prospectus dated                     , 2009, and hereby revokes all other proxies heretofore given by the undersigned in connection with this meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

VIGNETTE CORPORATION

July 21, 2009

Please sign, date and mail your proxy card in the

envelope provided as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
	FOR	AGAINST	ABSTAIN

1.          To adopt and approve the Agreement and Plan of Merger by and among Open Text Corporation, referred to herein as Open Text, Scenic Merger Corp., and Vignette dated as of May 5, 2009, pursuant to which Vignette is being acquired by Open Text, and the transactions contemplated thereby.

	☐	☐	☐

2.          To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby.

	☐	☐	☐

3.          With discretionary authority, upon such other matters as may properly come before the special meeting and any adjournment or postponement of the special meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

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IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO VOTE THIS PROXY. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/ PROSPECTUS ACCOMPANYING THIS PROXY CARD BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING IF YOU ATTEND THE SPECIAL MEETING. YOU MAY VOTE IN PERSON SHOULD YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY VOTED YOUR PROXY.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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